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                          OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK
                                      OF
                    MAGICWORKS ENTERTAINMENT INCORPORATED
                                      AT
                             $4.00 NET PER SHARE
                                      BY
                            MWE ACQUISITION CORP.
                         A WHOLLY OWNED SUBSIDIARY OF
                           SFX ENTERTAINMENT, INC.

        THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, SEPTEMBER 10, 1998, UNLESS EXTENDED.

                                                               August 13, 1998

To Our Clients:

   Enclosed for your consideration is an Offer to Purchase dated August 13, 1998 (the "Offer to Purchase"), and a related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to an offer by MWE Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of SFX Entertainment, Inc., a Delaware corporation ("Parent"), to purchase shares of Common Stock, par value $.001 per share (the "Shares"), of Magicworks Entertainment Incorporated, a Delaware corporation (the "Company"), at $4.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer. Also enclosed is the Letter to Stockholders of the Company from the Co-Chairman of the Board and Chief Executive Officer of the Company accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9.

   WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

   We request instructions as to whether you wish to tender any of or all the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

   Your attention is directed to the following:

   1. The tender price is $4.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer.

   2. The Board of Directors of the Company and a special committee of the independent directors of the Company have each unanimously approved the Offer and the Merger (as defined below). The Board of Directors of the Company has unanimously determined that the terms of the Offer and the Merger are advisable, fair to, and in the best interests of, the stockholders of the Company and unanimously recommends that the stockholders of the Company accept the Offer and tender their Shares.

   3. The Offer is being made for all outstanding Shares.

   4. The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of August 6, 1998 (the "Merger Agreement"), among Parent, the Purchaser and the Company pursuant to which, following the consummation of the Offer and the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent (the "Merger"). In the Merger, each outstanding

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Share (other than Shares owned by the Company or any subsidiary of the
Company or by Parent, the Purchaser or any other subsidiary of Parent or by stockholders, if any, who are entitled to and who properly exercise dissenters' rights under Delaware law) will be converted into the right to receive $4.00 per Share, without interest, as set forth in the Merger Agreement and described in the Offer to Purchase.

   5. The Offer is conditioned upon, among other things, (1) there being validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares which would represent at least a majority of the outstanding Shares (determined on a fully diluted basis) (the "Minimum Condition") and
(2) any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder applicable to the purchase of Shares pursuant to the Offer having expired or been terminated.

   6. Parent and the Purchaser entered into Stockholder Agreements each dated as of August 6, 1998 (the "Stockholder Agreements") with certain principal stockholders of the Company (the "Principal Stockholders"), pursuant to which each Principal Stockholder has agreed to tender into the Offer all the Shares that such Principal Stockholder owns. These Shares represent more than a majority of the outstanding Shares (determined on a fully diluted basis) and, upon the tendering of these Shares, the Minimum Condition will be satisfied. As of August 11, 1998, there were 19,171,800 Shares subject to the Stockholder Agreements, representing approximately 73.8% of the outstanding Shares and approximately 63.0% of the outstanding Shares on a fully diluted basis.

   7. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on September 10, 1998, unless the Offer is extended by the Purchaser.

   8. The Purchaser will pay any stock transfer taxes with respect to the transfer and sale of Shares to it or its order pursuant to the Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

   If you wish to have us tender any of or all your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified below. Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the expiration of the Offer.

   In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by The Bank of New York (the "Depositary") of (a) certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to) such Shares, (b) a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedure set forth in Section 2 of the Offer to Purchase, an Agent's Message (as defined in the Offer to Purchase), and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

   The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction.

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              INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE
                    ALL OUTSTANDING SHARES OF COMMON STOCK
                                      OF
                    MAGICWORKS ENTERTAINMENT INCORPORATED
                                      BY
                            MWE ACQUISITION CORP.
                         A WHOLLY OWNED SUBSIDIARY OF
                           SFX ENTERTAINMENT, INC.

   The undersigned acknowledges receipt of your letter enclosing the Offer to Purchase, dated August 13, 1998, of MWE Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of SFX Entertainment, Inc., a Delaware corporation, and the related Letter of Transmittal, relating to shares of Common Stock, par value $.001 per share, of Magicworks
Entertainment Incorporated, a Delaware corporation (the "Shares").

   This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned on the terms and conditions set forth in such Offer to Purchase and the related Letter of Transmittal.

Dated:                       , 1998

                                Number of Shares
                                to be Tendered*

                                           Shares
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                                 SIGNATURE(S)

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                             PLEASE PRINT NAME(S)

Address(es)
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                        Area Code and Telephone Number

Taxpayer Identification or
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* Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.